     SPROUT DEVELOPMENT INC.

an Alberta Company

8, Alimou Avenue, 3rd Floor
17455 Alimos, Athens, Greece

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual and Special Meeting  (the “Meeting”) of the Shareholders of Sprout Development Inc. (the “Company”).  Such meeting to be held at 1530 9th Ave S.E., Calgary, Alberta on Thursday, June 21, 2007 at the hour of 10:00 o’clock  in the forenoon, Mountain Standard Time, for the following purposes:

1.

To fix the number of Directors at four;

2.

To elect the  Members of the Board of Directors for the ensuing year;

3.

To approve the appointment of the firm of Bateman & Co., Inc. P.C. as the Company’s independent auditors for the fiscal year  2007;

4.

To consider and, if thought fit, pass an ordinary resolution to approve the 2007 Stock Option and Stock Award Plan (the “Plan”) of up to 2,700,000 shares of the Company’s common stock in the form of stock options and stock awards as compensation to employees, officers, directors and/or consultants of the Company, as more particularly described in the accompanying Information Circular;

5.

To consider and, if thought fit, pass a special resolution, to change the of name of the Company from “Sprout Development Inc.” to  “VioSolar, Inc.”, or such other name as the Board of Directors may approve, as more particularly described in the accompanying Information Circular;

6.

To consider and, if thought fit, pass a special resolution, to amend the articles of the Company, as more particularly described in the accompanying Information Circular;

7.

To consider and, if thought fit, pass a special resolution, to amend the bylaws of the Company, as more particularly described in the accompanying Information Circular; and

8.

To transact such other business as may properly be brought before the Meeting, or any adjournment or postponement thereof.

Only shareholders of record as of the close of business on the 4th day of May, 2007 are entitled to receive notice of the Meeting and will be entitled to vote at this Meeting.

Dated and mailed at Calgary, Alberta this 25th day of May, 2007.

BY ORDER OF THE BOARD OF DIRECTORS OF

SPROUT DEVELOPMENT INC.

/s/ Rick Walchuk

Rick Walchuk

President

A Shareholder may attend the Meeting in person or may be represented by proxy.  Shareholders who are unable to attend the Meeting in person are requested to date, sign and return the accompanying Instrument of Proxy for use at the Meeting or any adjournment or postponement thereof.  Completed forms of proxy must be deposited at the office of 1530- 9 Avenue S.E. Calgary, Alberta T2G 0T7, by mail or by facsimile at 403-272-3620, in accordance with the instructions set out in the form of proxy accompanying this Information Circular not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting, unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

 SPROUT DEVELOPMENT INC.
(the “Company”)
8, Alimou Avenue, 3rd Floor
17455 Alimos, Athens, Greece
Tel.: 30 693 275 6720 / Fax: 30 210 981 4228

INFORMATION CIRCULAR
(As at May 25, 2007)

THIS INFORMATION CIRCULAR IS FURNISHED TO YOU IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF SPROUT DEVELOPMENT INC. (“WE”, “US” OR THE “COMPANY”) FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY (AND ANY ADJOURNMENT THEREOF) (THE "MEETING") TO BE HELD ON JUNE 21, 2007 AT THE TIME AND PLACE AND FOR THE PURPOSES SET OUT IN THE ACCOMPANYING NOTICE OF MEETING.

The Company will conduct its solicitation by mail and may be supplemented by telephone or other personal contact to be made by officers and employees of the Company, without receiving special compensation. The Company will pay the cost of solicitation.

APPOINTMENT OF PROXYHOLDER

The purpose of a proxy is to designate persons who will vote the proxy on a shareholder's behalf in accordance with the instructions given by the shareholder in the proxy. The persons whose names are printed in the enclosed form of proxy are officers or directors of the Company (the “Management Proxyholders”).

A shareholder has the right to appoint a person other than the Management Proxyholders, to represent the shareholder at the Meeting by striking out the names of the Management Proxyholders and by inserting the desired person's name in the blank space provided or by executing a proxy in a form similar to the enclosed form. A proxyholder need not be a shareholder of the Company.

VOTING BY PROXY

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Shares represented by a properly executed proxy will be voted or be withheld from voting on each matter referred to in the Notice of Meeting in accordance with the instructions of the shareholder on any ballot that may be called for and if the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

If a shareholder does not specify a choice and the shareholder has appointed one of the Management Proxyholders as proxyholder, the Management Proxyholder will vote in favor of the matters specified in the Notice of Meeting and in favor of all other matters proposed by management at the Meeting.

The enclosed form of proxy also gives discretionary authority to the person named therein as proxyholder with respect to amendments or variations to matters identified in the Notice of the Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

COMPLETION AND RETURN OF PROXY

Completed forms of proxy must be deposited at the office of 1530- 9 Avenue S.E. Calgary, Alberta T2G 0T7, by mail or by facsimile at 403-272-3620, in accordance with the instructions set out in the form of proxy accompanying this Information Circular not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting, unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

NON-REGISTERED HOLDERS

Only shareholders whose shares appear on the records of the Company as the registered holders of shares or duly appointed proxyholders are permitted to vote at the Meeting. Certain of the shareholders of the Company are "non-registered" shareholders because the shares they own are not registered in their names but instead registered in the name of a nominee such as a brokerage firm through which they purchased the shares; bank, trust company, trustee or administrator of self-administered RRSP's, RRIF's, RESP's and similar plans; or clearing agency such as The Canadian Depository for Securities Limited (a “Nominee”). If you purchased your shares through a broker, you are likely an unregistered holder.

The Company has distributed copies of the Meeting materials, being the Notice of Meeting, this Information Circular and the Proxy, to the Nominees for distribution to non-registered holders.

Nominees are required to forward the Meeting materials to non-registered holders to seek their voting instructions in advance of the Meeting. Shares held by Nominees can only be voted in accordance with the instructions of the non-registered holder. The Nominees often have their own form of proxy, mailing procedures and provide their own return instructions. If you wish to vote by proxy, you should carefully follow the instructions from the Nominee in order that your Shares are voted at the Meeting.

If you, as a non-registered holder, wish to vote at the Meeting in person, you should appoint yourself as proxyholder by writing your name in the space provided on the request for voting instructions or proxy provided by the Nominee and return the form to the Nominee in the envelope provided. Do not complete the voting section of the form as your vote will be taken at the Meeting.

REVOCABILITY OF PROXY

Any registered shareholder who has returned a proxy may revoke it at any time before it has been exercised. In addition to revocation in any other manner permitted by law, a registered shareholder, his attorney authorized in writing or, if the registered shareholder is a corporation, a corporation under its corporate seal or by an officer or attorney thereof duly authorized, may revoke a proxy by instrument in writing, including a proxy bearing a later date. The instrument revoking the proxy must be deposited at the registered office of the Company, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Only registered shareholders have the right to revoke a proxy. Non-Registered Holders who wish to change their vote must, at least 7 days before the Meeting, arrange for their Nominees to revoke the proxy on their behalf.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere herein, none of the following persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon other than the election of directors or the appointment of auditors:

(a)

any director or senior officer of the Company since the commencement of the Company’s last completed financial year;

(b)

any proposed nominee for election as a director of the Company; and

(c)

any associate or affiliate of any of the foregoing persons.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue an unlimited number of Class A voting common shares without par value (the “Shares”), of which 18,000,000 Shares are issued and outstanding as of May 4, 2007.   The Company is also authorized to issue an unlimited number of Class “B” voting common shares without par value, an unlimited number of Class “C” non-voting common shares without par value, an unlimited number of Class “D” non-voting common shares without par value,  and five million (5,000,000) of Class “E” non-voting preferred shares without par value.  The Company has only one class of shares issued and outstanding, which are the Class A voting common shares.

In order to approve a motion proposed at the Meeting, a simple majority of more than 50% of the votes cast will be required to pass an ordinary resolution, and a majority of at least 66.7% of the votes cast will be required to pass a special resolution.

Persons who are registered shareholders at the close of business on May 4, 2007 will be entitled to receive notice of and vote at the Meeting and will be entitled to one vote for each Share held.

Other than as disclosed below, to the knowledge of the directors and senior officers of the Company, no person or company beneficially owns, directly or indirectly, or exercises control or direction over shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company.

TITLE OF CLASS	BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS
Class A Common Shares	Neranion Holdings Ltd. 214 Arch Makarios III Avenue Suite Limassol, Cyprus 3030	13,990,000 Class A common shares held directly	77.72%

ELECTION OF DIRECTORS

The directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted for the nominees herein listed.

The shareholders will be asked to pass an ordinary resolution to set the number of directors of the Company at four (4) for the next year.

The Company currently does not have an audit committee and the functions of the audit committee are presently performed by the Board of Directors.  The Company intends to form an audit committee prior to the next annual general meeting.

Management of the Company proposes to nominate each of the following persons for election as a director. Information concerning such persons, as furnished by the individual nominees, and each other person whose term of office as a director will continue after the Meeting, is as follows:

Name, jurisdiction of residence and position	Principal occupation or employment and, if not a previously elected Director, occupation during the past 5 years	Previous services as a Director	Number of Common Shares beneficially owned, directly or indirectly, or controlled or directed(1)
RICK WALCHUK Athens, Greece President, Chief Executive Officer, and Director	Partnered with Bruca Trading Ltd. (a private consulting firm in Athens, Greece) from January 2007 to present. Self-employed providing consulting services since January 2006. A consulting partner and shareholder of Acrongenomics Inc., an OTCBB company, located in Athens from April 2004 to December 2005, CEO of Acrongenomics from April 2004 to July 2004. A stockbroker with Blackmont Capital Inc. located in Calgary, Alberta from April 1990 to March 2004.	Director since March 14, 2007.	672,400

MICHAEL SOURSOS Athens, Greece Secretary, Treasurer, and Director	Partnered with Bruca Trading Ltd. (a private consulting firm in Athens, Greece) from January 2007 to present. Self-employed providing private business and investment services for the past several years. President of Eurogenet Labs, a private Research and Development laboratory in Athens, Greece from April 2004 to June 2006,	Director since March 14, 2007.	552,500
JACQUELINE DANFORTH Calgary, Alberta Director	President and Chief Executive Officer of FACT Corporation (a nutrition solutions company) from August 2001 to present.	Director since March 14, 2007	Nil
DAVID LITTLE Calgary, Alberta Director	Chairman and Chief Executive Officer of Avery Resources Inc. from November 2002 to present. An investment advisor with Yorkton Securities from May 1985 to October 2002.	Director since April 27, 2007.	Nil

Notes:

1)  Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at May 4, 2007, based upon information furnished to the Company by individual directors. Unless otherwise indicated, such Shares are held directly.

To the knowledge of the Company, no proposed director:

(a) is, as at the date of the information circular, or has been, within 10 years before the date of the information circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity,

(i)

was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days;

(ii)

was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

(iii)

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b) has, within the 10 years before the date of the information circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

The following directors of the Company hold directorships in other reporting issuers as set out below:

Name	Name and Jurisdiction of Reporting Issuer	Position
Jacqueline Danforth	Grandcru Resources Corporation (TSX-V)	Director
	FACT Corporation (OTC-BB)	President & Director
	Templar Resources Corporation (NEX-V)	Director
David Little	Avery Resources Inc. (TSX)	Chairman & CEO & Director

EXECUTIVE COMPENSATION

The following table (presented in accordance with the rules (the “Rules”) made under the Securities Act (Alberta) sets forth all annual and long term compensation for services in all capacities to the Company for the three most recently completed financial years (to the extent required by the Rules) in respect of each of the individuals comprised of the Chief Executive Officer and the Chief Financial Officer as at July 31, 2006 and the other three most highly compensated executive officers of the Company as at July 31, 2006 whose individual total salary and bonus for the most recently completed financial year exceeded $150,000 and any individual who would have satisfied these criteria but for the fact that individual was sot serving as such an officer at the end of the most recently completed financial year (collectively the "Named Executive Officers" or “NEOs”).

To clarify the information provided below, please note that in accordance with the applicable disclosure obligations, this table contains information regarding the Company’s three most recently fiscal years ended July 31, 2004, 2005 and 2006, exclusively.  During that time the Company’s Named Executive Officer was Darryl Cozac.

Summary Compensation Table

		Annual Compensation(1)			Long Term Compensation
					Awards		Payouts
Securities
				Other Compen-sation	Under	Shares/ Units
NEO					Option/	Subject to		All other
Name					SAR's	Resale	LTIP	Compen-sation
And		Salary	Bonus		Granted	Restrictions	Payouts
Principal Position	Year	($)	($)	($)	(#)	($)	($)	($)
Darryl Cozac President, Chief Executive Officer and Chief Financial Officer	2006 2005 2004	$10,000(1) Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1) For the fiscal year ended July 31, 2006, $10,000 was recorded as contributed capital for the value of management services contributed by the officers and directors for which no payment was made or shares were issued.  This compensation was paid subsequent to the fiscal year ended 2006 in cash.

Long Term Incentive Plan (LTIP) Awards

There were no long-term incentive plans in place for any Named Executive Officer of the Company during the most recently completed financial year.  A “Long-Term Incentive Plan” is a plan under which awards are made based on performance over a period longer than one fiscal year, other than a plan for options, SARs (stock appreciation rights) or restricted share compensation.

Option/SAR Grants During the Most Recently Completed Financial Year

A stock appreciation right (“SAR”) is a right to receive a payment of cash or an issuance or transfer of Shares based wholly or in part on changes in the trading price of the Company’s Shares.  No SARs or options were granted to, or exercised by, any Named Executive Officer or any directors during the most recent by completed financial year.  Furthermore, there were no unexercised “in-the-money” options at the financial year ended July 31, 2006.  No share options were repriced on behalf of the Named Executive Officers during the financial year ended July 31, 2006.

Defined Benefit or Actuarial Plan Disclosure

The Company has no defined benefit or actuarial plans in place for any Named Executive Officers during the mostly recently completed financial year.

Termination of Employment, Change in Responsibilities and Employment Contracts

There are no employment contracts between the Company or any of its subsidiaries and a Named Executive Officer.

There is no compensatory plan, contract or arrangement between the Company or any of its subsidiaries and a Named Executive Officer with respect to:  (a) the resignation, retirement or other termination of employment of the Named Executive Officer; (b) a change in control of the Company or any of its subsidiaries; or (c) a change in the Named Executive Officer’s responsibilities following a change in control of the Company or any of its subsidiaries involving an amount, where the Named Executive Officer is entitled to receive more than $100,000, including periods payments or installments.

Composition of the Compensation Committee

The Company does not have a Compensation Committee and all matters related to compensation have to date been considered and settled by the full board of directors.

Report on Executive Compensation

All matters related to executive compensation have to date been considered and settled by the full board of directors.

Compensation of Directors

The Company has no arrangements, standard or otherwise, pursuant to which directors are compensated by the Company or its subsidiaries for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as consultant or expert during fiscal year ended July 31, 2006 or subsequently, up to and including the date of this Information Circular.

No director of the Company, who is not a Named Executive Officer, has received compensation or accrued fees for services rendered over the most recently completed financial year.

Aggregated Option Exercises by Directors During the Most Recently Completed Financial Year and Financial Year-End Option Values

The Company does not presently have a Stock Option Plan, therefore there were no stock options granted or exercised.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company has no compensation plans under which equity securities are authorized at the end of the Company’s most recently completed financial year.

INDEBTEDNESS TO COMPANY OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFEICERS

During the last completed fiscal year, no director, executive officer, senior officer or nominee for director of the Company or any of their associates has been indebted to the Company or any of its subsidiaries, nor has any of these individuals been indebted to another entity which indebtedness is the subject of a guarantee, support in agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set out elsewhere in this Information Circular, no informed person or proposed director of the Company and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction which in either such case has materially affected or would materially affect the Company.

APPOINTMENT OF AUDITOR

Management is recommending that shareholders vote to appoint Bateman & Co., Inc., P.C., of 5 Briardale Court, Houston, Texas 77027, as auditor for the Company and to authorize the directors to fix their remuneration.  PKF (UK LLP) was first appointed auditor for the Company on July 20, 2004.

Bateman & Co., Inc., has served as the Company’s auditor for the fiscal years ended July 31, 2004 through 2006.

MANAGEMENT CONTRACTS

Management functions of the Company are not performed to any substantial degree by any other person other than directors and senior officers of the Company.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

There shall be moved at the Meeting the following Special Resolutions:

(A)

Stock Option Plan

The Company currently does not have in place a Stock Option Plan.

However, the management of the Company now propose, subject to shareholder approval, to implement a stock option and stock award plan (the "Stock Option Plan"), pursuant to which the Company will be authorized to grant stock options and stock awards of up to 2,700,000 shares at a price of $0.50US per share or such other price as may be determined by the Board of Directors as compensation to employees, officers, directors and/or consultants of the Company.

The Stock Option Plan is designed to advance the interests of the Company by encouraging employees, directors and certain others to hold equity in the Company through the acquisition of common shares. The Stock Option Plan is administered by the Company's Secretary, or such other senior officer or employee as may be designated by the Board of Directors from time to time.

The maximum number of common shares in the share capital of the Company currently authorized for issuance for the purposes of the Stock Option Plan will be fixed at 2,700,000 Shares.  There are no options to purchase Shares which are currently outstanding, prior to the Stock Option Plan.

"UPON MOTION IT WAS RESOLVED that the Company approve the adoption of a stock option plan (the "Stock Option Plan") pursuant to which the directors may, from time to time, grant stock options and stock awards to directors, officers, employees and consultants of the Company and any subsidiaries in the form tabled at the Meeting, including:

(a)

the reservation, allotment and issue of up to 2,700,000 common shares in the capital of the Company under the Stock Option Plan (or such additional number of Shares as may be approved from time to time by shareholders of the Company);”

A copy of the proposed Stock Option Plan is available on request from the Company, and copies will be available at the Meeting. In order to be passed, a majority of the votes cast at the Meeting in person or by Proxy must be voted in favour of the resolution. The persons named in the enclosed Proxy intend to vote for such resolution.

(B)

Change of Name of the Company

The Company wishes to change its name to “VioSolar Inc.”.

Accordingly, Shareholders will be asked to consider and, if thought fit, to pass the following special resolution:

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(i)

the Company change its name to "VioSolar Inc." or such other name as may be decided by the Directors and approved by the requisite regulatory bodies; and

(ii)

in the event that the regulatory authorities do not approve of the new name before the Meeting, an alternative name will be proposed.”

(C)

Amendment to the Articles of Incorporation

The Company is seeking shareholder approval to remove all restrictions on share transfers.

Accordingly, Shareholders will be asked to consider and, if thought fit, to pass the following special resolution:

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT the Company’s Articles of Incorporation be amended as follows:

a.

Section 3 of the Company’s Articles of Incorporation be deleted in its entirety and replaced with the following:

“None.”

(D)

Amendment to the Company’s Bylaws

The Company is seeking shareholder approval for the deletion of Section 14.02 of the Company’s Bylaws and the adoption of a proposed bylaw to replace Section 14.02 (the “Proposed Bylaw”).  The directors believe that deleting Section 14.02 of the Company’s Bylaws and adopting the Proposed Bylaw will enable the Company to be more efficient, flexible and cost-effective.

Accordingly, Shareholders will be asked to consider and, if thought fit, to pass the following special resolution:

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT the Company’s Bylaws be amended as follows:

Section 14.02 of the Company’s Bylaws be deleted in its entirety and replaced with the following:

“14.02 Amendments to Bylaws:

(a)

the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of the Company.

(b)

the directors shall submit a bylaw, or an amendment or a repeal of a bylaw, made under section (a) to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the bylaw, amendment or repeal.

(c)

a bylaw, or an amendment or a repeal of a bylaw, is effective from the date of the resolution of the direct ors under subsection (a) until it is confirmed, confirmed as amended or rejected by the shareholders under subsection (b) or until it ceases to be effective under subsection (d) and, if the bylaw is confirmed or confirmed as amended, it continues in effect in the form in which it was so confirmed.

(d)

if a bylaw, or an amendment or a repeal of a bylaw, is rejected by the shareholders, or if the directors do not submit a bylaw, or an amendment or a repeal of a bylaw, to the shareholders as required under subsection (b), the bylaw, amendment or repeal ceases to be effective and no subsequent resolution of the directors to make, amend or repeal a bylaw having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders.”

(E)

Other Matters

At the time of the printing of this Information Circular, the Company's management is not aware of any other matters to be presented for action at the Meeting other than those referred to in the Notice.  If, however, any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on same in accordance with his or her best judgment on such matters.

The Board of Directors recommends that you vote in favour of the above resolutions.

ADDITIONAL INFORMATION

The audited financial statements of the Company for the year ended July 31, 2006 and the report of the auditor thereof will be placed before the Meeting.  The 2006 Annual Report containing the audited financial statements, the report of the auditor and management’s discussion and analysis accompanies this Notice of Meeting and this Information Circular.  Additional copies may be obtained free of charge from the President of the Company upon request and will be available at the Meeting.

Additional information relating to the Company is included in the Company’s 2006 Annual Report on Form 20-F for the year ended July 31, 2006 and 2005, and the accompanying auditor’s report and management’s discussion and analysis.  Copies of the  2006 Form 20-F and the relevant portion of any documents incorporated by reference in the Annual Report, and copies of the Company’s most current annual information form,, interim financial statements and management’s discussion and analysis, as well as additional copies of this proxy circular, may be obtained from at www.sec.gov and upon request from the Company’s Agent at c/o1530 9th Avenue SE, Calgary, Alberta  T2G 0T7, telephone number: (403) 693-8000 or fax number (403) 272-3620.

OTHER MATTERS

The Directors are not aware of any other matters which they anticipate will come before the Meeting as of the date of mailing of this Information Circular.

The contents of this Information Circular and its distribution to shareholders have been approved by the board of directors of the Company.

 DATED at Calgary, Alberta this 25th day of May, 2007.

BY ORDER OF THE BOARD OF DIRECTORS OF SPROUT DEVELOPMENT INC.

/s/ Rick Walchuk President, Chief Executive Officer and Director	/s/ Michael Soursos Secretary, Treasurer, and Director

2006 ANNUAL REPORT

FINANCIAL STATEMENTS

SPROUT DEVELOPMENT INC.
(A development stage enterprise)
Index to Financial Statements

Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston. com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders
Of Sprout Development Inc.

We have audited the accompanying balance sheet of Sprout Development Inc., (a Alberta, Canada corporation and a development stage enterprise) as of July 31, 2006, and the related statements of operations, stockholders’ equity, and cash flows for the each of the two years in the period ended July 31, 2006, and for the period from inception, July 19, 2004, through July 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sprout Development Inc. (a development stage enterprise) as of July 31, 2006, and the results of its operations and its cash flows for each of the two years in the period ended July 31, 2006, and for the period from inception, July 19, 2004, through July 31, 2006, in conformity with U.S. generally accepted accounting principles.

BATEMAN & CO., INC., P.C.

Houston, Texas
January 24, 2007

Member
INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
Offices in Principal Cities Around The World

SPROUT DEVELOPMENT INC.
(A development stage enterprise)
Balance Sheets

July 31,
2006

ASSETS
Current assets:
Cash in bank	$40,826
Total current assets	40,826

Computer equipment, net of accumulated depreciation of $1,860	797

Other assets:
Deferred registration costs	11,213
Total assets	$52,836

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$-
Total current liabilities	-
Total liabilities	-

STOCKHOLDERS' EQUITY
Common stock, Class A voting shares, no par value, unlimited authorized,
18,000,000 shares issued and outstanding	80,010
Contributed capital	10,000
Deficit accumulated during the development stage	(37,174)
Total stockholders' equity	52,836
Total liabilities and stockholders' equity	$52,836

The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC.
(A development stage enterprise)
Statements of Operations

	Cumulative
	Inception,
	July 19, 2004
	Through	Year Ended	Year Ended
	July 31, 2006	July 31, 2006	July 31, 2005

Revenues	$-	$-	$-

General and administrative expenses:
Professional fees	26,044	12,965	12,779
Management fees	10,000	10,000	-
Depreciation	1,860	1,594	266
Other general and administrative expenses	438	90	106
Total operating expenses	38,342	24,649	13,151
Income (loss) from operations	(38,342)	(24,649)	(13,151)

Other income (expense):
Interest income	1,168	983	185
Income (loss) before taxes	(37,174)	(23,666)	(12,966)

Provision (credit) for taxes on income	-	-	-
Net income (loss)	$(37,174)	$(23,666)	$(12,966)

Basic and diluted earnings (loss) per common share		$(0.00)	$(0.00)

Weighted average number of shares outstanding		18,000,000	18,000,000

The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC.
(A development stage enterprise)
Statements of Stockholders' Equity

				Deficit
				Accumulated
	Common Stock			During the
	Class A		Contributed	Development
	Shares	Amount	Capital	Stage	Total

Inception, July 19, 2004	-	$-	$-	$-	$-
Shares issued for cash and software license	18,000,000	80,010			80,010
Development stage net income (loss)				(542)	(542)
Balances, July 31, 2004	18,000,000	$80,010	$-	$(542)	$79,468

Development stage net income (loss)				(12,966)	(12,966)
Balances, July 31, 2005	18,000,000	$80,010	$-	$(13,508)	$66,502

Contributed services			10,000		10,000
Development stage net income (loss)				(23,666)	(23,666)
Balances, July 31, 2006	18,000,000	$80,010	$10,000	$(37,174)	$52,836

The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC.
(A development stage enterprise)
Statements of Cash Flows

	Cumulative
	Inception,
	July 19, 2004
	Through	Year Ended	Year Ended
	July 31, 2006	July 31, 2006	July 31, 2005

Cash flows from operating activities:
Net income (loss)	$(37,174)	$(23,666)	$(12,966)
Adjustments to reconcile net income (loss) to cash
provided (used) by development stage activities:
Contributed services, management fees	10,000	10,000	-
Depreciation	1,860	1,594	266
Changes in current assets and liabilities:
Accounts Payable and Accrued Liabilities	-	(892)	592
Net cash flows from operating activities	(25,314)	(12,964)	(12,108)

Cash flows from investing activities:
Acquisition of computer equipment	(2,657)	-	(2,657)
Net cash flows from investing activities	(2,657)	-	(2,657)

Cash flows from financing activities:
Proceeds from sale of common stock	80,010	-	-
Less, Stock subscription receivable, collected
after end of period	-	-	10
Change in deferred registration costs	(11,213)	(4,500)	(6,713)
Net cash flows from financing activities	68,797	(4,500)	(6,703)
Net cash flows	40,826	(17,464)	(21,468)

Cash and equivalents, beginning of period	-	58,290	79,758
Cash and equivalents, end of period	$40,826	$40,826	$58,290

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	-	-	-

The accompanying notes are an integral part of these statements.

SPROUT DEVELOPMENT INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2006 and 2005

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business – Sprout Development Inc. (identified in these footnotes as “we” or the Company) is an Alberta, Canada corporation incorporated on July 19, 2004. We are currently based in Calgary, Alberta, Canada. We use a July 31 fiscal year for financial reporting purposes.

Our president owns 78% of our shares and Puroil Technology, Inc. of Calgary, Alberta, Canada, owns 22% of our shares.

We intend to market web based software that provides a non-confrontational method for parents to communicate the schedules of their children in a co-parenting environment.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged a financial consulting firm to assist us in registering securities for trading by filing with the U.S. Securities and Exchange Commission. In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises. The financial statements have been presented in U.S. dollars, which is our functional currency.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Accounting for long-lived assets – Impairment of long-lived assets is recognized when the fair value of a long-lived asset is less than its carrying value. At the end of the current year, no impairment of long-lived assets had occurred, in management’s opinion.

Property and equipment and depreciation – Property and equipment are stated at cost less accumulated depreciation computed principally accelerated methods over the estimated useful lives of the assets. Estimated lives of depreciable assets are five years.

Deferred registration costs – Legal and other expenses related to the filing of a registration statement with the Securities and Exchange Commission, as described in Note 3 below, will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

SPROUT DEVELOPMENT INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2006 and 2005

Intangible assets – We acquired a software license from our majority shareholders in exchange for common stock. SEC rules dictate that transfers of nonmonetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the company's initial public offering should be recorded at the transferors' historical cost basis determined under generally accepted accounting principles. Since the shareholders had no cost basis in the license, no value was recorded for it.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Canadian income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income tax expenses and benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock – We follow FASB Statements pertaining to Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Because we experienced an operating loss during the period, the calculation of diluted earnings per share did not include the warrants described in Note 5, below, as the calculation would have been antidilutive.

Note 2 – Future operations:

At July 31, 2006, we were not currently engaged in an operating business and expect to incur development stage operating losses until we commence operations and implement our business plan. We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced. Management believes we have sufficient capital to implement our business plan and to complete a stock offering (see Note 3 below), and thus will continue as a going concern during this period while the plans are implemented. For the year ended July 31, 2006, $10,000 was recorded as contributed capital for the value of management services contributed by the officers and directors for which no payment was made or shares were issued. For the year ended July 31, 2005, nothing was recorded, as the amount was not considered material to the statements.

SPROUT DEVELOPMENT INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2006 and 2005

Note 3 – Commitments:

We have engaged a financial consulting firm to assist us in filing a registration statement with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public. We believe that doing this will enable us to raise the capital necessary to implement our business plan. Our financial consultant agreed to perform the services necessary to file a Form F-1 with the SEC, and to file with NASD to obtain an over-the-counter bulletin board listing, for a fixed fee of $9,000, payable as prescribed milestones are met. Additional compensation of $3,000 and 25,000 shares of common stock are due upon the consultant’s successful efforts in placing us with a market maker. Through July 31, 2006, $7,000 had been paid to the firm under the agreement.

These and other related costs are being deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

The Form F-1 became effective August 17, 2005, and the OTCBB listing became effective on November 13, 2006. Accordingly, additional payments of $5,000 in cash and 25,000 shares of our common stock will be made after July 31, 2006.

Note 4 - Canadian income tax:

We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for Canadian income tax has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Canadian income tax consists of the following:

	Year Ended	Year Ended
	July 31,	July 31,
	2006	2005
Refundable Canadian income tax attributable to:
Current operations	$8,000	$4,400
Nondeductible expenses	(3,400)	-
Less, Change in valuation allowance	(4,600)	(4,400)
Net refundable amount	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount as of July 31, 2006 is as follows:

SPROUT DEVELOPMENT INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2006 and 2005

	July 31,	July 31,
	2006	2005
Deferred tax asset attributable to:
Net operating loss carryover	$9.200	$4,600
Less, Valuation allowance	(9,200)	(4,600)
Net deferred tax asset	$-	$-

At July 31, 2006, we had an unused net operating loss carryover approximating $27,200 that is available to offset future taxable income; it expires beginning in 2024.

Note 5 – Issuance of shares and warrants:

As of July 31, 2006, the Company had issued shares of its Class A, voting, no par value common stock as follows:

			Price Per
Date	Description	Shares	Price Per Share	Amount
07/19/04	Shares issued for cash and software	13,990,000	$0.000000715	$10
	license*
07/19/04	Shares issued for cash and software	10,000	$0.000000715	-
	license*
07/21/04	Shares issued for cash	1,875,000	$0.02	37,500
07/23/04	Shares issued for cash	1,300,000	$0.02	26,000
07/26/04	Shares issued for cash	625,000	$0.02	12,500
07/28/04	Shares issued for cash	200,000	$0.02	4,000
07/31/05	Cumulative Totals	18,000,000		$80,010

* Restricted shares issued to officers of the Company were subscribed and issued at July 31, 2004, but not paid. The subscriptions were fully paid on September 9, 2004. Pursuant to EITF Abstract 85-1, the issuance of the shares has been recorded at July 31, 2004. In connection with the issuance of these shares, we also received an exclusive software license for a divorced-parent, child-time-management software concept. We have determined that the software license had no fair value at the time of issuance. Moreover, SEC rules dictate that transfers of nonmonetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the company's initial public offering should be recorded at the transferors' historical cost basis determined under generally accepted accounting principles. Therefore, since the shareholders had no cost basis in the license, capital stock has been credited only in the amount of the cash received.

In connection with the sale of 4,000,000 shares for cash noted above, we also issued 4,000,000 warrants to the same purchaser. The warrants became effective on August 17, 2005, concurrent with the effective date of the Form F-1 that we filed, and expired one year later. They allowed the holder to purchase 1 share of common stock for each 2 warrants tendered, at a price of $0.10 per share. Under certain circumstances, based on the performance of our stock on the open market, we could have redeemed the warrants for $0.0001 per share. At the time of issuance, management determined that the warrants did not have any fair market value. None of the warrants were exercised by August 17, 2006.

SPROUT DEVELOPMENT INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2006 and 2005

We are also authorized to issue an unlimited number of Class B voting common shares, Class C non-voting common shares, and Class D non-voting common shares, and 5,000,000 shares of Class E non-voting preferred shares. None of these other classes of shares had been issued at the date of the financial statements.

Note 6 - New accounting pronouncements: The following recent accounting pronouncements:

•	FASB Statements
	•	Number 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections
	•	Number 146, Accounting for Costs Associated with Exit or Disposal Activities,
	•	Number 147, Acquisitions of Certain Financial Institutions – an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,
	•	Number 148, Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123,
	•	Number 149, Amendment of Statement 133 on Derivative Investments and Hedging Activities,
	•	Number 150, Financial Instruments with Characteristics of Both Liabilities and Equity,
	•	Number 151, Inventory Costs – an amendment of ARB 43, Chapter 4
	•	Number 152, Accounting for Real Estate Time-Sharing Transactions – an amendment of FASB Statements No. 66 and 67
	•	Number 153, Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29,
	•	Number 154, Accounting for Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3,

•	and FASB Interpretations
•

Number 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others – and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34,

	•	Number 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51,
	•	Number 47, Accounting for Conditional Asset Retirement Obligations,

are not currently expected to have a material effect on our financial Statements.

SPROUT DEVELOPMENT INC.

 2007 STOCK OPTION

AND STOCK AWARD PLAN

(this “PLAN”)

1.

Definitions.

Each of the following terms shall have the respective meanings set forth below for purposes of this Plan, whether employed in the singular or plural unless the particular context in which said term is used clearly indicates otherwise:

(a)

“Administrator” shall mean, during the entire term of this Plan, the person or persons appointed by the Board to administer this Plan or in the event that no such person is a appointed, the Board.

(b)

“Board” shall mean the Company’s Board of Directors.

(c)

“Common Stock” shall mean the Class A common stock of the Company, without par value

(d)

“Company” shall mean SPROUT DEVELOPMENT INC., an Alberta corporation.

(e)

“Directors” shall mean each and every member of the Board of Directors of the Company (as such term is defined below) as presently constituted and as may otherwise be constituted during the term hereof.

(f)

“Effective Date” shall mean as of June 21, 2007.

(g)

“Option” shall mean the right to purchase a specified number of shares of the Common Stock pursuant to the terms and conditions set forth in this Plan.

(h)

“Optionee” shall mean the recipient of Options hereunder.  Any reference herein to the employment or consultancy of an Optionee by the Company shall include Optionee’s employment or consultancy by the Company or its subsidiaries, if any.

(i)

“Plan Termination Date” shall mean the date upon which this Plan terminates.

(j)

“Stock Award” shall mean the granting and issuance of the Common Stock pursuant to the terms and conditions set forth in this Plan.

2.

Purpose.

The purpose of this Plan is to maintain the ability of the Company and its subsidiaries to attract and retain highly qualified and experienced directors, officers, employees and consultants (“Participants”) and to give such Participants a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to this Plan, eligible Participants will be provided the opportunity to participate in the enhancement of shareholder value through the grants of options, stock appreciation rights, awards of free trading stock and restricted stock, bonuses and/or fees payable in stock, or any combination thereof.  The term “subsidiary” as used in this Plan shall mean any present or future corporation which is or would be a

2

“subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

3.

Administrator(s) of this Plan

(a)

Powers of the Administrator. Subject to the provisions of paragraph 5 hereof, this Plan shall be administered by the Administrator, and the Administrator shall have the authority, in its discretion:

(i) to determine the fair market value of the securities to be issued under this Plan;

(ii) to select the participants to whom the Options and Stock Awards may be granted hereunder;

(iii) to determine whether and to what extent Options or Stock Awards or any combination thereof, are granted hereunder;

(iv) to determine the number of shares of Common Stock or equivalent units to be covered by each Option and Stock Award granted hereunder;

(v) to approve forms of agreement for use under this Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option or Stock Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration, and any restriction or limitation regarding any Option or Stock Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of this Plan and Options or Stock Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)  to modify or amend each Option or Stock Award (subject to Section 18(c) of the Plan);

(x)  to authorize any person to execute on behalf of the Company any instrument or treasury order required to effect the grant of an Option or Stock Award previously granted by the Administrator;

(xi)  to make all other determinations deemed necessary or advisable for administering this Plan.

 (b)

Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on the Company, all participants and any other holders of Options or Stock Awards.

3

(c)

Each grant or award made pursuant to this Plan shall be evidenced by an Option Agreement or Stock Award Agreement (the "Agreement"). No person shall have any rights under any option, restricted stock or other award granted under this Plan unless and until the person to whom such Option, restricted stock or other Stock Award shall be granted shall have executed and delivered an Agreement to the Company. The Administrator(s) shall prescribe the form of all Agreements. A fully executed counterpart of the Agreement shall be provided to both the Company and the recipient of the grant or award.

(d)

The Company shall indemnify and hold harmless the Directors and the Administrator(s) from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct, and/or criminal acts of such persons.

4.

Shares of Stock Subject to this Plan.

The maximum number of shares of the common stock, par value $0.001 per share, that may be optioned or awarded under this Plan is 2,700,000 shares, subject to adjustment as provided in Section 15 hereof. Any shares subject to an Option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under this Plan; provided, however, that forfeited shares shall not be available for further awards if the Participant has realized the benefits of ownership from such shares.  Shares subject to this Plan may be either, authorized and un-issued shares or issued shares repurchased or otherwise acquired by the Company or its subsidiaries.

5.

Grant of Options.

(a)

The Administrator(s) shall have the authority and responsibility, within the limitations of this Plan, to determine the Directors, employees and consultants to whom and the times at which Options are to be granted, the number of shares of Common Stock which may be purchased under each Option, the provisions of the respective Option Agreements (which need not be identical) including provisions concerning the time or times when, and the extent to which, the Options may be exercised, and the Option exercise price.  All Options pursuant to this Plan shall be granted on or before the Plan Termination Date.

(b)

In determining the Directors, employees and consultants to whom Options shall be granted, the number of shares of Common Stock to be covered by each such Option, and the provisions of the respective Option Agreements, the Administrator(s) shall take into consideration the employee’s or consultant’s present and potential contribution to the success of the Company and such other factors as the Administrator(s) may deem proper and relevant.

(c)

The aggregate fair market value (determined as of the date upon which an Option is granted) of the Common Stock for which any Optionee may exercise incentive stock options for the first time in any calendar year (under all plans of the Company and any parent or subsidiary of the Company which plans provide for granting of incentive stock options within the meaning of Section 422(b) of the Code) shall not exceed $100,000.

6.

Eligibility.

Directors, employees, including officers, of the Company and its divisions and subsidiaries, and consultants who provide bona fide services to the Company are eligible to be granted Options, free trading stock, restricted stock and other Stock Awards under this Plan and to have their salaries, bonuses and/or consulting fees payable in free trading stock, restricted stock and other Stock Awards. The Directors, employees, and consultants who shall receive awards or options under this Plan, and the criteria to be used

4

in determining the award to be made, shall be determined from time to time by the Administrator(s), in their sole discretion, subject to the limitations set forth in Section 8 below, from among those eligible, which may be based upon information furnished to the Administrator(s) by the Company's management; and the Administrator(s) shall determine, in their sole discretion, the number of shares to be covered by each Stock Award and option granted to each Director, employee or consultant selected.

7.

Duration of this Plan.

No award or Option may be granted under this Plan after more than ten (10) years from the earlier of the date this Plan is adopted by the Board.

8.

Terms and Conditions of Stock Options.

Options granted under this Plan may be either incentive stock options, as defined in Section 422 of the Code, or Options other than incentive stock options. Each Option shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Administrator(s) shall determine:

(a)

The Option price per share shall be $0.50USD per share or such other price as may be set by the Board of Directors at the time of each Stock Award issuance or Option grant.

(b)

The exercise of certain Options granted under this Plan may be subject to the attainment of such performance goals, and/or during such period as may be determined by the Administrator(s) and stated in the Agreement.

(c)

An Option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the Option. No fractional shares of Common Stock shall be issued upon the exercise of an Option. If a fractional share of Common Stock shall become subject to an Option by reason of a stock dividend or otherwise, the Optionee shall not be entitled to exercise the Option with respect to such fractional share.

(d)

Each Option shall state whether it will or will not be treated as an incentive stock option.

(e)

Each Option will be deemed exercised on the day written notice specifying the number of shares to be purchased, accompanied by payment in full including, if required by law, applicable taxes, is received by the Company. Payment, except as provided in the Agreement shall be:

(i)

in United States dollars by check or bank draft, or

(i)

by tendering to the Company shares of Common Stock already owned for at least six months by the person exercising the Option, which may include shares received as the result of a prior exercise of an Option, and having an aggregate fair market value, on the date on which the Option is exercised,  equal to the total cash exercise price applicable to the Options being exercised, or

(iii)

by a combination of United States dollars and shares of Common Stock valued as aforesaid.

For purposes of this Plan, fair market value shall be the mean between the highest and lowest prices at which the Common Stock is traded on a national securities exchange or an automated securities quotation exchange on the relevant date, provided however, if there is no sale of the Common Stock on such exchange on such date, fair market value shall be the mean between the bid and asked prices on such exchange at the close of the market on such date. No Optionee shall have any rights to dividends or other

5

right of a shareholder with respect to shares of Common Stock subject to his or her Option until he or she has given written notice of exercise of such Option and paid in full for such shares.

(f)

 Notwithstanding the foregoing, the Administrator(s) may, in their sole discretion, include in the Agreement a provision to allow for the cashless exercise of any Options granted by such Agreement under this Plan.

(g)

The Administrator(s) may, in their discretion, include in the grant of any Option the right of a grantee (hereinafter referred to as a “stock appreciation right”) to elect, in the manner described below, in lieu of exercising his or her Option for all or a portion of the shares of Common Stock covered by such Option, to relinquish his or her Option for all or a portion of the such shares and to receive from the Company a payment equal in value to (x) the fair market value, as determined in accordance with Section 8(e), of a share of Common Stock on the date of such election, multiplied by the number of shares as to which the grantee shall have made such election, less (y) the exercise price for that number of shares of Common Stock for which the grantee shall have made such election under the terms of such Option.  A stock appreciation right shall be exercisable at the time the tandem option is exercisable, and the “expiration date” for the stock appreciation right shall be the amount described in (x) above exceeds the amount described in (y) above.  An election to exercise stock appreciation rights shall be deemed to have been made on the day written notice of such election, addressed to the Administrator(s), is received by the Company.  An Option or any portion thereof with respect to which a grantee has elected to exercise a stock appreciation right shall be surrendered to the Company and such Option shall thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised.  The grant of a stock appreciation right shall be evidenced by an Agreement.  The Agreement evidencing stock appreciation rights shall be personal and will provide that the stock appreciation rights will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by him or her.

(h)

 Except as provided in the applicable Agreement, an Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the grantee was a consultant or employee of either the Company (or of a division) or subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code. The Agreement shall provide whether, and to what extent, an Option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the Option. If the grantee should die, or become permanently disabled as determined by the Administrator(s) at any time when the Option, or any portion thereof, shall be exercisable, the Option will be exercisable within a period provided for in the Agreement, by the Optionee or person or persons to whom his or her rights under the Option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the Option. The Administrator(s) may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

(i)

Each Option by its terms shall be personal and shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution.  During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee. In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Optionee as provided in Section 8(h) above, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Optionee’s estate or the proper legatees or distributes thereof.

(j)

No incentive stock option shall be granted to an employee  who owns or would be treated as owning by attribution under Code Section 424(d) immediately before the grant of such incentive stock option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction shall not apply if, (i) at the time such incentive stock option is granted, the Option price is at least 110% of the fair market value of the shares of Common Stock subject to the Option, as determined in accordance with Section 8(e) on the date of grant, and (ii) the

6

incentive stock option by its terms is not exercisable after the expiration of five years from the date of its grant.

(k)

An Option and any Common Stock received upon the exercise of an Option shall be subject to such other transfer restriction and/or legending requirements as are specified in the applicable Agreement.

(l)

No Options or Stock Awards shall be made to any consultant in exchange for or as compensation for capital raising, investor relations or stock promotion.

(m)

Any Options or Stock Awards that are made to any Directors shall be held in trust by the Company until such issuance or issuances are approved by shareholders of the Company holding no less than a majority of the Company’s outstanding shares of common stock at the time of such approval.

9.

Terms and Conditions of Restricted Stock Awards.

Awards of restricted stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Administrator(s) shall determine:

(a)

Awards of restricted stock may be in addition to or in lieu of Option grants.  Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Administrator(s) at the time of each award of restricted stock. During a period set forth in the Agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the Agreement permits, to pay the option price pursuant to any Option granted under this Plan, provided an equal number of shares delivered to the Optionee shall carry the same restrictions as the shares so used.

(b)

Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Administrator(s), (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the Agreement, there is a "change in control" of the Company (as defined in such Agreement).  The Administrator(s) may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

(c)

Unless and to the extent otherwise provided in the Agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Administrator(s), retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the Agreement, a "change in control" of the Company (as defined in such Agreement), except to the extent the Administrator(s), in their sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

(d)

Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

(e)

Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock.

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(f)

Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legending requirements as are specified in the applicable Agreement.

10.

Bonuses and Past Salaries and Fees Payable in Stock.

(a)

In lieu of cash bonuses otherwise payable under the Company’s or applicable division’s or subsidiary’s compensation practices to Directors, officers, employees and consultants eligible to participate in this Plan, the Administrator(s), in their sole discretion, may determine that such bonuses shall be payable in Common Stock or partly in Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock which shall be free trading unless otherwise determined by the Administrator(s) in their sole discretion. The number of shares of Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, plus ten percent with fair market value determined as of such date in accordance with Section 8(e).

(b)

In lieu of salaries and fees otherwise payable by the Company to Directors, officers, employees and consultants eligible to participate in this Plan that were incurred for services rendered at any time to the Company, in the event such Directors, officers, employees or consultants elect, the Administrator(s) may provide that such unpaid salaries and fees shall be payable in Common Stock or partly in Common Stock and partly in cash. Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Administrator(s) may determine in their sole discretion. The number of shares of Common Stock payable in lieu of salaries and fees otherwise payable shall be determined by the Administrator.

11.

Change in Control.

Each Agreement may, in the sole discretion of the Administrator(s), provide that any or all of the following actions may be taken upon the occurrence of a change in control (as defined in the Agreement) with respect to the Company:

(a)

acceleration of time periods for purposes of vesting in, or realizing gain from, or exercise of any outstanding Option or stock appreciation right or shares of restricted stock awarded pursuant to this Plan;

(b)

offering to purchase any outstanding Option or stock appreciation right or shares of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Administrator(s), as of the date of the change in control; or

(c)

making adjustments or modifications to outstanding Options or stock appreciation rights or with respect to restricted stock as the Administrator(s) deems appropriate to maintain and protect the rights and interests of the Participants following such change in control, provided, however, that the exercise period of any option may not be extended beyond 10 years from the date of grant.

12.

Transfer, Leave of Absence.

For purposes of this Plan:

(a)

transfer of an employee from the Company the division or subsidiary of the Company,

whether or not incorporated, or vice versa, or from one division or subsidiary of the Company to another, and

(b)

a leave of absence, duly authorized in writing by the Company or a subsidiary or division of the Company, shall not be deemed a termination of employment.

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13.

Rights of Directors, Employees and Consultants.

(a)

No person shall have any rights or claims under this Plan except in accordance with the provisions of this Plan and each Agreement.

(b)

Nothing contained in this Plan and Agreement shall be deemed to give any Director,

employee or consultant the right to continued employment by the Company or its divisions or subsidiaries.

14.

Withholding Taxes.

The Company shall require a payment from a Participant to cover applicable withholding for income and employment taxes upon the happening of any event pursuant to this Plan which requires such withholding. The Company reserves the right to offset such tax payment from any funds which may be due the Participant from the Company or its subsidiaries or divisions or, in its discretion, to the extent permitted by applicable law, to accept such tax payment through the delivery of shares of Common Stock owned by the Participant or by utilizing shares of the Common Stock which were to be delivered to the Participant pursuant to this Plan, having an aggregate fair market value, determined as of the date of payment, equal to the amount of the payment due.

15.

Adjustments.

In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan shall be adjusted appropriately by the Board, and, where deemed appropriate, the number of shares covered by outstanding stock options and stock appreciation rights outstanding and the number of shares of restricted stock outstanding, and the option price of outstanding stock options, shall be similarly adjusted. If another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Administrator(s). In the event of any other change affecting the shares of Common Stock available for awards under this Plan, such adjustment, if any, as may be deemed equitable by the Administrator(s), shall be made to preserve the intended benefits of this Plan giving proper effect to such event.

16.

Miscellaneous Provisions.

(a)

This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option or stock appreciation right under this Plan. The expenses of this Plan shall be borne by the Company.

(b)

The Administrator(s) may, at any time and from time to time after the granting of an

Option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such Option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, the Code, federal and state securities laws and methods of withholding or providing for the payment of required taxes.

(c)

If at any time the Administrator(s) shall determine in its discretion that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing registration, qualification, consent or approval

9

shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Administrator(s).

(d)

By accepting any benefit under this Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under this Plan by the Administrator(s), the Company or the Board.

(e)

This Plan shall be governed by and construed in accordance with the laws of the Company’s state of incorporation.

(f)

Administrator(s) members exercising their functions under this Plan are serving as directors of the Company and they shall therefore be entitled to all rights of indemnification and advancement of expenses accorded directors of the Company.

17.

Limits of Liability.

(a)

Any liability of the Company or a subsidiary of the Company to any Participant with respect to any option or award shall be based solely upon contractual obligations created by this Plan and Agreement.

(b)

Neither the Company nor a division or subsidiary of the Company, nor any member of the Administrator(s) or the Board, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in connection with this Plan, except as may expressly be provided by statute.

18.

Amendments and Termination.

The Board may, at any time, amend, alter or discontinue this Plan; provided, however, no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock, Option, stock appreciation rights or stock bonus theretofore granted, without his or her written consent, or which, without the approval of the shareholders would:

(a)

except as provided in Section 15, increase the maximum number of shares of Common

Stock which may be issued under this Plan;

(b)

except as provided in Section 15, decrease the option price of an Option (and related stock appreciation rights, if any) to less than 100% of the fair market value (as determined in accordance with Section 8(e)) of a share of Common Stock on the date of the granting of the Option (and related stock appreciation rights, if any);

(c)

materially change the class of persons eligible to receive an award of restricted stock or

Options or stock appreciation rights under this Plan;

(d)

extend the duration of this Plan; or

(e)

materially increase in any other way the benefits accruing to Participants.

19.

Duration.

This Plan shall be adopted by the Board and approved by the Company’s shareholders and such regulatory bodies as may in each case be necessary, which approvals, if required, must occur either before, or no later than the period ending twelve months after the date, this Plan is adopted. Subject to such approvals, grants and awards may be made under this Plan between the date of its adoption and receipt of

10

such approvals. This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)

upon the adoption of a resolution of the Board terminating this Plan;

(b)

the date all shares of Common Stock subject to this Plan are purchased according to this

Plan’s provisions; or

(c)

ten years from the date of adoption of this Plan by the Board.

No such termination of this Plan shall adversely affect the rights of any Participant hereunder and all Options or stock appreciation rights previously granted and restricted stock and stock bonuses awarded hereunder shall continue in force and in operation after the termination of this Plan, except as they may be otherwise terminated in accordance with the terms of this Plan.

20.

Other Compensation Plans.

This Plan shall not be deemed to preclude the implementation by the Company or its divisions or subsidiaries of other compensation plans which may be in effect from time to time, nor adversely affect any rights of Participants under any other compensation plans of the Company or its divisions or subsidiaries.

21.

Non-Transferability.

No right or interest in any award granted under this Plan shall be assignable or transferable, except as set forth in this Plan and required by law, and no right or interest of any participant in any award shall be liable for, or subject to, any lien, obligation or liability except as set forth in this Plan or as required by law.

11

Proxy

ANNUAL AND SPECIAL MEETING OF MEMBERS OF SPROUT DEVELOPMENT INC. (the "Company")

TO BE HELD AT 1530 9th Avenue SE, Calgary, Alberta, on  Thursday, June 21, 2007, AT 10:00 A.M. (Calgary time)

The undersigned member (“Registered Shareholder”) of the Company hereby appoints, Rick Walchuk, a Director of the Company, or failing this person, Jacqueline Danforth, a Director of the Company, or in the place of the foregoing, ______________________________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.

Resolutions (For full detail of each item, please see the enclosed Notice of Meeting and Information Circular)

		For	Against
1.	To determine the number of Directors at four (4).
		For	Withhold
2.	To elect as Director, Rick Walchuk
3.	To elect as Director, Michael Soursos
4.	To elect as Director, Jacqueline Danforth
5.	To elect as Director, David Little
6.	To appoint Bateman & Co., Inc. P.C. as Auditors of the Company and authorize the Directors to fix the auditors’ remuneration.
		For	Against
7.	To approve the 2007 Stock Option and Stock Award plan, as detailed in the accompanying Information Circular.
8.	To approve, as a special resolution: (i) the change of name of the Company from Sprout Development Inc. to "VioSolar, Inc." or such other name as the Board of Directors may approve;
9.	To approve, as a special resolution: (i) the amendment of the articles of the Company as provided in the accompanying Information Circular.
10.	To approve, as a special resolution: (i) the amendment of the bylaws of the Company as provided in the accompanying Information Circular.
11.	To transact such other business as may properly come before the Meeting.

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

SIGN HERE:

Please Print Name:

Date:

Number of Shares
Represented by Proxy:

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

INSTRUCTIONS FOR COMPLETION OF PROXY

1.

This Proxy is solicited by the Management of the Company.

2.

This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.

If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by the Company.

4.

A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.    A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a)

appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder).  Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy;

OR

(b)

appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.  The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly.  Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person.  To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received by the Company at, 1530 9th Ave S.E. Calgary, Alberta or via facsimile to 403 272-3620 no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof.